Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDICAL CARE TECHNOLOGIES INC. ISSUES CEO LETTER TO SHAREHOLDERS

Promising future for pediatric healthcare in China

BEIJING, CHINA – November 20, 2012 – Medical Care Technologies Inc. (OTCBB: MDCE), a growing American company providing children’s healthcare services and western healthcare products distribution in China, released today the following letter to shareholders from its Chief Executive Officer:

Dear Valued Shareholders,

Our Executive Team shares the eagerness of our investors to get operations up and running and start generating revenue as soon as possible.  However, we see the Company as a long-term project that will take its place as a leading institution in health care in China that will grow, prosper and serve the Chinese people for generations to come.  In these crucial days and months leading to the opening of the first centre in Shenzhen, it is important to ask this fundamental question, "Do we want it done now? Or do we want it done right?"

We have recently added to and refined our senior management cadre and added two exceptional new members, Joe Hall and Dr. Richard Rheinbolt.  Joe is a retired Air Force Lt. Col. with 20 years experience in Air Force healthcare management.  He is Board Certified and a Fellow in the American College of Health Care Executives (FACHE).  Dr. Rheinbolt, a pediatrician with “real world” experience in designing and operating overseas clinics, has recently been appointed Senior Medical Advisor and a Member of our Board of Directors.

These experts in the business we are embarking upon must be given time to put their imprints on our operational plan.  As a result, this will delay our previously projected deadlines.  Medical Care Technologies Inc. expects to be a major force in Chinese health care for decades to come and a few extra months of strategic operational planning at this stage should be viewed as an investment.

I request our valued shareholders to be patient as we take the necessary steps required to raise the final tranches of capital, construct the clinic workspace, and recruit the physicians, nurses, and medical technicians we need to open our first of many clinics in the China marketplace.

Sincerely yours,

“Ning C. Wu”

Ning C. Wu
Chief Executive Officer
Medical Care Technologies Inc.

About Medical Care Technologies Inc.
Medical Care Technologies Inc. is traded under the symbol MDCE on the OTCBB and is headquartered in Beijing, China.  MDCE, through joint ventures or Chinese subsidiaries, develops a network of children’s health facilities in the larger urban areas throughout China. Services are geared towards the advancing economic middle-class Chinese families. Specializing in the care of children between the ages of 3 to 16, MDCE’s role is to enhance the overall well-being of the family and community and to expand its pediatric services to include preventative health and wellness education. MDCE, through its children’s health facilities, will also distribute a diverse range of industry-leading pharmaceutical and nutraceutical product lines. MDCE’s main mission is simple – to become a healthcare service provider leader in children’s health. Information on the Company can be found at www.sec.gov and the Company’s website at www.medicaretechinc.com.

Safe Harbor Statement
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: MDCE’s products, services, capabilities, performance, opportunities, development and business outlook, guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing MDCE’s products and services, ability to deploy MDCE’s services and products, market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and healthcare and pharmaceutical industries, and our ability to attract and retain qualified personnel. Other risks and uncertainties may include, but are not limited to: lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the global economy, and compliance with federal and state regulatory requirement.  Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.

For Further Information:
Contact: Mr. Peter Verner     Email: p.verner@medicaretechinc.com
Tel: (852) 8122-9660
        Web: www.medicaretechinc.com